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                                                        PSEG Exhibit No. 10a(21)
                                                       PSE&G Exhibit No. 10a(17)
                                                       Power Exhibit No. 10a(15)
                                                    Holdings Exhibit No. 10a(14)

                  Public Service Enterprise Group Incorporated
                          2004 Long-Term Incentive Plan

1. Purposes.

The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants' interests with those of the Company's shareholders and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2. Effective Date.

The Plan shall be effective as of April 20, 2004, if it is approved by vote of the holders of Common Stock of the Company at the 2004 Annual Meeting of Stockholders. The Plan shall have a term of ten years from its Effective Date. In the event of Plan termination or expiration, any then-outstanding Award shall remain in effect pursuant to the terms of its Award Grant. On and after the Effective Date, no Options or other awards shall be granted under any of the Prior Plans.

3. Definitions.

Capitalized terms used in this Plan have the meanings specified in this Section
3:

     "Award" means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Cash Awards or any combination thereof.

     "Award Grant" means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

     "Board of Directors" means the Board of Directors of the Company and, when used in the context or actions taken or authorized to be taken by the Board of Directors, means not less than a quorum of the whole Board of Directors of the Company.

     "Cash Award" means the right to receive a Performance Award denominated in cash with the eventual payment amount subject to achievement of goals relating to specified




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     Performance Measures and subject to such other restrictions and conditions as may be established by the Committee.

     "Cause" means an act of dishonesty, moral turpitude or an intentional or grossly negligent act, in each case, detrimental to the best interests of the Company or a Subsidiary, including violation of the Company's Standards of Integrity, as determined by the Committee.

     "Change in Control" means the occurrence of any of the following events:

          (1)  any "Person" (within the meaning of Section 13(d) of the Exchange
               Act) 'is or becomes the beneficial owner within the meaning of Rule l3d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

          (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 21, 2004, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 21, 2004 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3) there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary , at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
               (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes




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               the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing subparagraphs (1), (2), (3) and (4), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Organization and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Organization and Compensation Committee as described in
     Section 4.

     "Common Stock" means the Company's authorized Common Stock, no par value, except as this definition may be modified as provided in Section 13.

     "Company" means Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

     "Covered Employee" means a person defined as such in Code section 162(m)(3) and regulations thereunder.

     "Date of Termination" means the first day occurring on or after the date or grant of an Award on which the Participant is not performing services as an Employee for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant's services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. Unless determined otherwise by the Committee, if, as a result of a sale or other transaction, the




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                                       4


     organization for which a Participant is performing services as an Employee ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services as an Employee for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination.

     "Director" means any member of the Board of Directors who is not an Employee.

     "Disability" shall have the meaning ascribed to such term in the Company's Long-Term Disability Plan. For the purposes of this Plan, the question whether a Participant's condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final.

     "Effective Date" shall have the meaning set forth in Section 2.

     "Employee" means any employee of the Company or a Subsidiary who is receiving remuneration for personal services rendered to the Company or Subsidiary, including any such person who is an officer of the Company or Subsidiary, other than (1) solely as a director of the Company or a Subsidiary, (2) as a consultant, (3) as an independent contractor, (4) as an individual who is a "leased employee" within the meaning of Code section 414(n), or (5) any other individual engaged by the Company or Subsidiary in a relationship that the Company characterizes as other than an employment relationship or who has waived his rights to coverage as an employee (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Subsidiary for the purposes of the Code or otherwise).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Period" means the period from the date of grant of an Option or Stock Appreciation Right to the Expiration Date of such Option or Stock Appreciation Right.

     "Exercise Price" means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option.

     "Expiration Date" means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date shall not be later than the earliest to occur of:

     (i)  the ten-year anniversary of the date of grant;




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     (ii)  if the Participant's Date of Termination occurs by reason of
           Retirement, death or Disability, the three-year anniversary of such Date of Termination;

    (iii) if the Participant's Date of Termination occurs by reason of involuntary termination without Cause, the 90th day after the Date of Termination;

     (iv) if the Participant's Date of Termination occurs by reason of involuntary termination for Cause, the Date of Termination;

      (v) if the Participant's Date of Termination occurs voluntarily or for any other reason not described above, the Date of Termination.

     The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant's Date of Termination occurs by reason of death or Disability or if death or Disability of the Participant occurs after Retirement or involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or a Stock Appreciation Right which was exercisable as of the date of death or Disability or which becomes exercisable by reason of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination.

     "Fair Market Value" as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange--Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales. If the shares are not then listed on the NYSE, and if the shares of Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available.

     "Incentive Option" means an Option which is an "incentive stock option" as defined in Code section 422.

     "Non-Statutory Option" means an Option which is not intended to qualify as an Incentive Option as defined above.

     "NYSE" means the New York Stock Exchange.

     "Option" means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.




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                                       6


     "Participant" means an Employee selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

     "Performance Award"' means an Award of Performance Shares and/or a Cash Award.

     "Performance Goal" means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

     "Performance Measures" means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; OSHA recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; INPO rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); or leak rate per mile. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

     "Performance Share" means a grant of shares of Common Stock which is contingent on achievement of Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

     "Plan" means this Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan.

     "Prior Plans" mean the Public Service Enterprise Group Incorporated 1989 Long-Term Incentive Plan and Public Service Enterprise Group Incoporated 2001 Long-Term Incentive Plan.

     "Restricted Stock" means a grant of shares of Common Stock subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of a period of service by the Participant, or achievement of other objectives,including Performance Goals, as determined by the Committee. Subject to any such forfieture, the Participant shall be currently entitled to dividends on such shares and shall be entitled to vote such shares.




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                                       7


     "Restricted Stock Unit" means a grant of a Stock Unit which is subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

     "Retirement" means cessation of services as an Employee for the Company or a Subsidiary by reason of retirement under the provisions of any formal retirement plan of the Company or Subsidiary.

     "Stock Appreciation Right" means a grant of an award that will enable the Participant to receive shares of Common Stock or cash equal to the appreciation in value, if any, of the Common Stock between the the Fair Market Value of the Common Stock on date the Stock Appreciation Right is granted and the Fair Market Value of the Common Stock on a future exercise date.

     "Stock Unit" means a right to receive shares of Common Stock in the future.

     "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

     "Successor" means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11or, if none, under the Participant's will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such Awards or shall have died intestate, by the Participant's legal representative or representatives.

4. Administration.

The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors which shall consist of not less than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such




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                                       8


Committee unless such person is an "outside director" within the meaning of regulations under Code section 162(m) and a "non-employee director" within the meaning of Exchange Act Rule 16b-3.

The Committee shall keep minutes of its meetings. One-third of the entire Committee, or two members, whichever is greater, shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

Within the limits of the express provisions of the Plan, the Committee shall have the authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board of Directors, in its discretion to determine the individuals to whom, and the time or times at which, Awards shall be granted, the type of Award grants, the number of shares of Common Stock to be subject to each Award, the limitations, restrictions and conditions applicable to each Award grant, the terms and provisions of agreements that may be entered into in connection with Award grants (which need not be identical), to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

In making its determinations relating to Award grants, the Committee may consult with the Chief Executive Officer of the Company and may take into account the recommendations of the Chief Executive Officer with respect to grants made to other Employees. The Committee may also take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant.

The Committee's determinations on the matters regarding this Plan (including matters referred to in this Section 4) shall be conclusive and shall be binding on the Company, its Stockholders, its Affiliates, all Participants, all other Employees and all other persons. Except to the extent prohibited by applicable law or the applicable NYSE rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revised or revoked by the Committee at any time.

5. Eligibility.

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees who will be granted one or more Awards under the Plan, and who thereby will become "Participants" in the Plan.




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                                       9


     (A) In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of such Employee's services and accomplishments, such Employee's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

     (B) The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any Participant or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any Participant or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any Participant or other individual at any time.

     (C) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (D) Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future.

6. Shares Available.

The type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

     (A) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and held as treasury shares, including shares purchased in the open market or in private transactions, all at the time of the Award.

     (B) Subject to adjustment as provided in Section 13 herein, the maximum number of shares of Common Stock available for issuance to Participants under the Plan (the "Share Authorization") shall be the 12,975,150 authorized shares of Common Stock not issued or subject to outstanding awards under the Prior Plans as of the Effective




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                                       10


          Date and (b) any shares of Common Stock subject to the 8,864,265 outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 20,000,000 shares of Common Stock.

     (C) Subject to Section 13, the following additional maximums are imposed under the Plan:

          (1) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be one million (1,000,000) shares.

          (2) The maximum number of shares of Common Stock that may be issued by Options that are not intended to be Incentive Options shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

          (3) The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

          (4) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to this Plan shall be one million (1,000,000) shares during any 36 month period.

          (5) For Cash Awards that are intended to be "performance-based compensation" (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.

     (D) Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant's designated transferee. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance, are settled in cash in lieu of shares, or are




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                                       11


          exchanged with the Committee's permission, prior to the issuance of the Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under the Plan. Moreover, if the Exercise Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of shares of Common Stock issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards.

7.  Awards.

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Cash Awards or any combination thereof, as more fully described in Sections 8 through10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity. The Committee may permit or require that any Award be prorated to the date of any termination of employment.

     (A)  Dividends and Dividend Equivalents

          The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

     (B)  Deferrals

          The Committee may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of




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                                       12


          deferred amounts into deferred Common Stock equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

     (C)  Settlements

          Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8. Options and Stock Appreciation Rights.

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory Options. Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

     (A)  Exercise Price.

          At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in Section 13, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

     (B)  Exercise Period.

          Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules:

          (1) An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.

          (2) Each Option or Stock Appreciation Right shall become exercisable upon the occurrence of a Change in Control whether or not otherwise then exercisable under the provisions of the applicable Award Grant relating thereto.

          (3) The effect of a Participant's cessation of performance of services as an Employee for the Company or a Subsidiary shall be as follows:




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                                       13


               (i) Retirement. If cessation of performance of services as an Employee is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right that had become exercisable under the terms of the applicable Award Grant prior to the Date of Termination before the Expiration Date.

               (ii) Death. If a Participant dies while the Participant is continuing to perform services as an Employee for the Company or a Subsidiary or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant's Options or Stock Appreciation Rights at any time prior to the Expiration Date, whether or not such Options or Stock Appreciation Rights were exercisable on the date of the Participant's death under the applicable Award Grant.

               (iii) Disability. If the Committee determines that a Participant ceased to perform services as an Employee for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was exercisable on the Date of Termination under the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

               (iv) Involuntary Termination without Cause. If the Participant ceases to perform services as an Employee for the Company or a Subsidiary involuntarily without Cause, the Participant may exercise any outstanding Option or Stock Appreciation Right which was vested on the Date of Termination at any time before the Expiration Date.

               (v) Involuntary Termination for Cause. If the Participant ceases to perform services as an Employee for the Company or a Subsidiary involuntarily for Cause, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

               (vi) Other Termination. If the Participant ceases to perform services for the Company or a Subsidiary for any reason other than as set forth in subparagraphs (i) through (v) above, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

     (C)  Exercise Procedures.

          Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option or Stock Appreciation Right, provided that:

          (1) An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

          (2) The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee,
               (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than six months, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.

          (3) As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or Successor and shall be delivered to the Participant, Participant's agent or Successor. If any part of the Exercise Price is paid on a deferred basis (to the extent such deferral is permitted by the Committee), the shares for which payment has been deferred shall be registered in the name of the Participant or Successor but the certificate or certificates representing such shares shall not be delivered to the Participant or Successor until the Exercise Price for such shares has been paid in full.

     (D)  Special Rules Relating to Incentive Options.

          (1) No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary.

          (2) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9. Other Stock Awards.

The Committee may make Awards consisting of Restricted Stock or Stock Units containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Unless otherwise authorized by the Committee, as a condition of receiving an Award consisting of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant. If the right to become vested in a Restricted Stock Award granted under this Section 9 is conditioned on the completion of a specified period of service as an Employee with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then, unless otherwise determined by the Committee and set forth in a Participant's Award Grant, the required period of service for full vesting shall be not less than three years, subject to acceleration of vesting in the following circumstances:

     (A) to the extent permitted by the Committee, in the event of the Participant's Retirement, death, Disability, or termination by the Company without Cause;

     (B) in the event of a Change in Control, unless such Award is replaced by an award of equivalent value provided by the continuing entity which replacement award vests not later than the replaced Award and, to the extent not previously vested, vests in full in the event of any involuntary cessation of performance of services for the continuing entity within 18 months following the Change in Control (other than involuntary termination for Cause).

10. Performance Awards.

The Committee may make Awards consisting of Performance Shares, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be "performance-based compensation" within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the performance period, a pro rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control. Unless otherwise directed by the Committee, as a condition of receiving an Award consisting of Performance Shares, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Performance Shares as income on the Date of Grant.

11. Non-Transferability.

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant's lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant's death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12. Listing and Registration of Shares and Restrictions on Shares.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee. The Board of Directors or the Committee may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

The Committee may impose such restrictions on any shares acquired pursuant to Restricted Stock Awards as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such shares are then listed and/or traded and with any blue sky or state securities laws applicable to such shares.

Certificates representing shares subject to Restricted Stock Awards may bear a legend substantially as follows:

     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan, and in an award document. A copy of such Plan and award documents may be obtained from Public Service Enterprise Group Incorporated."

The Company shall have the right to retain certificates of shares that are subject to Restricted Stock Awards until such time as all restrictions applicable to such shares have been satisfied. Shares subject to Restricted Stock Awards shall become freely transferrable (subject to applicable laws and Company imposed trading restrictions), and legends on share certificates shall be removed, once all restrictions applicable to such shares have been satisfied.

The Committee may require Participants to execute stock powers or other similar instruments in order to facilitate the return to the Company of shares upon forfeiture of Restricted Stock Awards.

13. Adjustments.

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants and provided, further, that no such adjustment shall be made to Awards to Covered Employees if it would cause such Awards to no longer qualify as "performance-based compensation" for purposes of Code section 162(m).

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares covered by outstanding Awards to any individual under the Plan; and/or
(iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14. Tax Withholding.

Delivery of any cash, shares, dividends or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan, which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns and which have been held for more than six months, or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15. Amendments and Termination.

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as Awards pursuant to Sections 8 through 10, to any individual, or (b) change the class of individuals eligible for Awards. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the amendment or termination by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment or termination is effective, provided that adjustments pursuant to Section 13 are not subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan to preserve the Company's tax deduction under Code section 162(m).

16. Foreign Jurisdictions.

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable, to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17. Compliance with Code section 162(m).

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee would result in the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

18. Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 80 Park Plaza, Newark, New Jersey 07102, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or Subsidiary or, if applicable, to the Participant's Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

19. General.

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the singular shall include the plural and the plural shall include the singular.

The titles and headings of the sections of the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

The provisions of the Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to the Plan or an Award granted hereunder shall, to the extent not preempted by Federal law, be governed and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws.

The Plan and Award Grants shall be binding on Successors and on successors to the Company, whether the existence of such successor to the Company is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.